NOTICE OF GUARANTEED DELIVERY

REGARDING THE OFFER BY THE MEXICO FUND, INC.

This form must be used to participate in the Offer if a Stockholder’s certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Terms used in this form that are not otherwise defined in this form shall have the meanings specified in the Offer Notice, dated September 3, 2009. This form may be delivered by hand, overnight courier or mail or facsimile transmission to the Depositary at the appropriate address set forth below. Tenders using this form may be made only by or through a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States.

AMERICAN STOCK TRANSFER & TRUST CO.

DEPOSITARY:

877-248-6417

Facsimile Copy Number:

718-234-5001

Confirm By Telephone:

877-248-6417

Delivery by Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	Delivery by Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS

OTHER THAN AS SET FORTH ABOVE DOES NOT

CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby requests the purchase by The Mexico Fund, Inc. (“Fund”), upon the terms and conditions set forth in its Offer Notice dated September 3, 2009 and the related Letter of Transmittal (which together constitute the “Offer Documents”), receipt of which are hereby acknowledged, of the number of Shares specified below and all Shares that may be held in the names) of the registered holder(s) by the Fund’s transfer agent under the Fund’s dividend reinvestment plan according to the guaranteed delivery procedures set forth in Section 3 of the Offer Notice.

Number of Shares Tendered for Purchase:

Certificate Nos. (if available):	Name(s) of Record Holder(s):
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Address:
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YOU MUST PROVIDE THE INFORMATION REQUESTED BELOW. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE TENDER WHICH WILL MEAN THE FUND CANNOT PURCHASE YOUR SHARES.

Your Name:

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Mexican Account Information:

Name of Account (if different):

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Bank or Broker Name (in Mexico):

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Bank or Broker Address:

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Securities Account No.:

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Name & Telephone No. of Representative (optional):

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If Shares will be tendered for purchase by book-entry transfer to the Depository Trust Company (“DTC”), please check box*:  ☐

*	Please complete the DTC Delivery Election Form included with your materials and submit it with this Notice of Guaranteed Delivery if you desire to retain ownership of the Portfolio Securities received.

*	Please also complete and submit the Authorization Instructions Form included with your materials.

DTC Participant Number: ☐☐☐☐☐☐☐☐☐☐☐☐☐	Area Code and Telephone Number: ☐☐☐☐☐☐☐☐☐☐☐☐☐
Dated: , 200	Signature: